Pilgrim's Pride Corporation

Financial Results for the Fiscal 2010 Transition Quarter Ended December 27, 2009

Cautionary Notes and Forward-Looking Statements

- Statements contained in this presentation that stare our intentions, beliefs, expectations or predictions for the future, denoted by the words "anticipate," "believe," "estimate," "should," "expect," "project," "plan," "imply," "intend," "foresee" and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following matters affecting the chicken industry generally, including fluctuations in the commodity prices of feed ingredients and chicken; actions and decisions of our creditors; while JBS USA Holdings, Inc. ("JBS USA") has significant acquisition experience and historically has been able to realize substantial benefits through synergies, JBS USA may not be able to fully achieve all of the anticipated synergistic from the sale of 64% of the company's common stock to JBS USA within the time frames expected; our ability to obtain and maintain commercially reasonable terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to retain management and other key individuals; certain of our reorganization and exit or disposal activities, including selling assets, idling facilities, reducing production and reducing workforce, resulted in reduced capacities and sales volumes and may have a disproportionate impact on our income relative to the cost savings; risk that the amounts of cash from operations together with amounts available under our exit credit facility will not be sufficient to fund our operations; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause our costs of business to increase, cause us to change the way in which we do business or otherwise disrupt our operations; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including the anti-dumping proceeding in Ukraine and the anti-dumping and countervailing duty proceeding in China; and the impact of uncertainties of litigation as well as other risks described herein and under "Risk Factors" in our 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC").
- Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control. In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes to information contained in previous filings or communications. Although we have attempted to list comprehensively these important cautionary risk factors, we must caution investors and others that other factors may in the future prove to be important and affecting our business or results of operations.
- We have included certain information regarding our results of operations and components thereof that have been adjusted to exclude charges associated with the company's restructuring under Chapter 11 Bankruptcy protection and other additional reorganization items. We have included this information as we believe that investors may be interested in our results excluding these items as this is a way our management analyzes our results from continuing operations.
- "EBITDA" is defined as net income (loss) from continuing operations plus interest, income taxes, depreciation and amortization. Our method of computation may or may not be comparable to other similarly titled measures used in filings with the SEC by other companies. See the consolidated statements of income and consolidated statements of cash flows included in our financial statements. EBITDA is presented because we believe it provides meaningful additional information concerning a company's operating results and its ability to service long-term debt and to fund its growth, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results under U.S. Generally Accepted Accounting Principles (GAAP), to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

Reorganization Summary

- Today Pilgrim's Pride has:
  - A new management team
  - An improved product mix with less exposure to commodity chicken
  - Growing volume in our core retail and foodservice businesses
  - Improved operational efficiency from labor, yield and through-put
  - Lower SG&A as a result of reduced headcount, outside services and other administrative expenses
  - A much stronger financial position and improved balance sheet
- PPC emerged from bankruptcy on Dec. 28, 2009
- Old shares were cancelled; PPC issued approximately 214 million new shares of stock, which returned to trading on NYSE under ticker PPC
- JBS USA purchased 64% of those new shares for $800 million
- Proceeds were used to fully repay allowed claims for creditors and bondholders
- Exit credit facility of $1.75 billion

Quarter Review

- Reported a net profit of $33.6 million, or $0.44 per diluted share vs. net loss of $228.8 million, or $3.09 per diluted share for the same quarter a year earlier.
- Transition quarter includes:
  - A non-recurring income tax benefit of $102.4 million ($1.33 per diluted share) related to operating losses which the company was able to carry back under recently enacted tax legislation
  - A net charge of $32.7 million ($0.42 per diluted share) related to the company's reorganization.
- Net sales declined approximately 15% primarily due to production cutbacks and our reorganization.
- Supply and demand fundamentals:
  - Strong export demand helped keep supplies tight during the quarter
  - Continued low cold storage inventories as a result of industry production cuts
  - Market pricing up year-over-year for breast meat and wings, leg quarters and Georgia Dock down YOY

Earnings Per Share

	Three Months Ended	
Net income (loss) per common share - basic:	12/27/2009	12/27/2008
Income (loss) from continuing operations attributable to Pilgrim's Pride Corporation common stockholders	$ 0.45	$ (3.10)
Income from discontinued business attributable to Pilgrim's Pride Corporation common stockholders	-	0.01
Net income (loss) attributable to Pilgrim's Pride Corporation common stockholders	$ 0.45	$ (3.09)
Net income (loss) per common share - diluted: [1]		
Income (loss from continuing operations attributable to Pilgrim's Pride Corporation common stockholders	$ 0.44	$ (3.10)
Income from discontinued business attributable to Pilgrim's Pride Corporation common stockholders	-	0.01
Net income (loss) attributable to Pilgrim's Pride Corporation common stockholders	$ 0.44	$ (3.09)
Weighted average shares outstanding:		
Basic	74,374	74,056
Diluted	77,141	74,056

Sales Segment

($ in millions)	Three Months Ended		
	12/27/2009	12/27/2008	% Change
Chicken:			
United States	$ 1,334.3	$ 1,587.0	-15.9%
Mexico	127.5	136.0	6.2%
Total Chicken Sales	1,461.8	1,723.0	-15.2%
Sale of Other Products:			
United States	132.5	144.8	-8.5%
Mexico	8.4	9.2	-7.8%
Total Sale of Other Products	140.9	154.0	-8.4%
Total Net Sales	$ 1,602.7	$ 1,877.0	-14.6%

Pricing Overview

Breast Meat


2008
2009
2010

Leg Quarters


2008
2009
2010

Georgia Dock


2008
2009
2010

Wings


2008
2009
2010

Source: UrnerBarry through February 8, 2010

Results from Operations

($ in millions, except per share figures)	Three Months Ended 12/27/2009	Three Months Ended 12/27/2008	% Change
Net Sales	$ 1,602.7	$ 1,877.0	-14.6%
Net Income (Loss) from continuing operations	$ 33.9	$ (229.4)	114.8%
EBITDA	$ 31.0	$ (131.4)	123.6%
Adjusted EBITDA	$ 65.3	$ (115.8)	156.4%
EBITDA Reconciliation			
Net Income (Loss) from Continuing Operations	$ 33.9	$ (229.4)	
Add:			
Income tax (benefit) expense	(102.4)	0.3	
Interest expense, net	44.2	39.0	
Depreciation and amortization	56.7	60.2	
Minus:			
Amortization of capitalized financing costs	1.4	1.5	
EBITDA	$ 31.0	$ (131.4)	123.6%
EBITDA Margin	1.93%	-7.00%	
Adjustments			
Restructuring items, net	1.5	2.4	
Reorganization items, net	32.8	13.2	
EBITDA - Adjusted	$ 65.3	$ (115.8)	156.4%
EBITDA Margin - Adjusted	4.07%	-6.17%	

Summary Operating Results

($ in millions)	Three Months Ended	
	12/27/2009	12/27/2008
Operating Income (Loss):		
Chicken:		
United States	$ 3.0	$ (179.4)
Mexico	(3.7)	(7.2)
Total Chicken	(0.7)	(186.6)
Other Products:		
United States	8.2	9.0
Mexico	1.6	1.8
Total Other Products	9.8	10.8
Operating Income (Loss):	**$ 9.1**	**$ (175.8)**
Operating Margin	0.6%	-9.4%
Operational restructuring charges	(2.9)	-
Administrative restructuring charges, net	1.4	(2.4)
Adjusted Operating Income	**$ 7.6**	**$ (178.2)**
Adjusted Operating Margin	0.5%	-9.5%

Capital Expenditures



Million $
Maintenance/Other
Efficiency/Expansion
100
80
60
40
20
0
$29.0
$8.9
$20.1
$30.5
$15.3
$15.2
$88.2
$31.0
$57.2
$89.6
$37.5
$52.1
3-Mo Ending 12/27/2008
3-Mo Ending 12/27/2009
FY 09
LTM 12/27/09

*The Company projects FY2010 capital expenditures of approximately $200 million.